UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2006

BNCCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main, Bismarck, North Dakota	58501
(Address of principal executive offices)	(Zip Code)

(701) 250-3040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On May 31, 2005, BNCCORP, Inc. issued 38,485 shares of its common stock to Thomas M. Richards in a private transaction. The shares were issued as partial consideration for the acquisition by a subsidiary of BNCCORP, Inc. of substantially all of the assets of T.M. Richards & Associates, an insurance agency located in Phoenix, Arizona. The total purchase price paid for the assets was approximately $2,000,000, of which approximately $1,500,000 was paid in cash and the remainder of which was paid in the shares of BNCCORP, Inc. common stock. The shares of BNCCORP, Inc. common stock were issued in reliance on the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and incorporated by reference.

In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press release issued by BNCCORP, Inc., dated June 6, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.

By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President and Chief Executive Officer
Date: May 31, 2006

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